Principal Financial Group

**Principal National Life Insurance Company**
P.O. Box 10431
Des Moines, IA 50306-0431

***Principal Variable Universal Life Income III Supplemental Application***

1. Print full name of Proposed Insured(s) | Policy Number(s)

Print full name of Owner | Print full name of Joint Owner

2. Complete the following sections for:

| | Required Sections | Optional Sections |
|---|---|---|
| A. New Business | 1, 4, 8 | 3, 5, 6 |
| B. Adjustments to Existing Business | 1, 8 | 3, 6 |
| C. Term Conversions | 1, 4, 8 | 3, 5, 6 |
| D. Adding/Changing Dollar Cost Averaging or Automatic Portfolio Rebalancing | 1, 6, 8 | (N/A) |

- **An illustration of policy benefits, including death benefits, policy values and surrender values is available upon request.**
- **Policy values may increase or decrease in accordance with the experience of the Separate Account.**
- **The amount or duration of the death benefit may vary under conditions specified in the policy.**
- **Certain products as well as Separate Account Divisions or Fixed Accounts may impose restrictions. Refer to the prospectus for details.**

3. **Telephone and Internet Authorization:**

The policy owner may perform financial transactions on the Internet, after establishing a Personal Identification Number on the Principal Financial Group web site (principal.com) or by telephone transactions. Telephone or Internet instructions received from any joint policy owner will be binding on all owners.

I (We) want telephone transaction services as described in the prospectus.* ☐ Yes ☐ No

I (We) want Internet transaction services for the sales representative as described in the prospectus. Internet instructions received from the sales representative will be binding on all policy owners.* ☐ Yes ☐ No

* If the 'Yes' boxes are not checked, telephone and Internet services are not available.

4. **Premium Allocation and Monthly Policy Charges:**

**<u>Premium Allocation</u>**

Allocate premium among the Separate Account Divisions and/or Fixed Account using the chart below:

**<u>Monthly Policy Charge</u>**

*Monthly policy charges will be allocated in the same manner as premiums unless otherwise noted below.*

The Company will withdraw the monthly policy charge from the policy value in the following way (check one):

☐ Prorated based on the balance of the owner's investment accounts

☐ As below:

| Asset Classes / Separate Account Divisions / Fixed Account Options | Premium Allocation % for Variable UL Income III Product | Monthly Policy Charge % |
|---|---|---|
| Fixed DCA Account *(must allocate a minimum of $1000 and complete the fixed DCA Account Allocation in Section 5)* | | |
| ***Short-Term Fixed Income*** | | |
| *Fixed Account | | |
| Money Market | | |
| Short-Term Income | | |
| ***Fixed Income*** | | |
| American Century VP Inflation Protection | | |
| Bond & Mortgage Securities | | |
| Calvert Income | | |
| Fidelity VIP High Income | | |
| Government & High Quality Bond | | |
| Templeton Global Bond Securities | | |
| ***Balanced / Asset Allocation*** | | |
| LifeTime 2010 | | |
| LifeTime 2020 | | |
| LifeTime 2030 | | |
| LifeTime 2040 | | |
| LifeTime 2050 | | |
| LifeTime Strategic Income | | |
| SAM Balanced Portfolio | | |
| SAM Conservative Balanced Portfolio | | |
| SAM Conservative Growth Portfolio | | |
| SAM Flexible Income Portfolio | | |
| SAM Strategic Growth Portfolio | | |
| ***Large U.S. Equity*** | | |
| American Century VP Income & Growth | | |
| American Century VP Value | | |
| Calvert SRI Equity | | |
| Equity Income | | |
| Fidelity VIP Contrafund | | |
| Fidelity VIP Equity-Income | | |
| Franklin Rising Dividends Securities | | |
| Invesco Capital Appreciation | | |
| Invesco Core Equity | | |
| Janus Aspen Forty | | |

| Asset Classes / Separate Account Divisions / Fixed Account Options | Premium Allocation % for Variable UL Income III Product | Monthly Policy Charge % |
|---|---|---|
| ***Large U.S. Equity*** *(continued)* | | |
| LargeCap Blend II | | |
| LargeCap Growth | | |
| LargeCap Growth I | | |
| LargeCap S&P 500 Index | | |
| LargeCap Value | | |
| Neuberger Berman AMT Partners | | |
| Putnam VT Voyager | | |
| ***Small / Mid U.S. Equity*** | | |
| AllianceBernstein Small Cap Growth | | |
| AllianceBernstein Small/Mid Cap Value | | |
| American Century VP Mid Cap Value | | |
| American Century VP Vista | | |
| Calvert Russell 2000 Small Cap Index | | |
| Calvert S&P MidCap 400 Index | | |
| Delaware Small Cap Value | | |
| Delaware Smid Cap Growth | | |
| DWS Dreman Small Mid Cap Value | | |
| Fidelity VIP Mid Cap | | |
| Franklin Small Cap Value Securities | | |
| Invesco Mid Cap Core Equity | | |
| MFS® VIT New Discovery | | |
| MidCap Blend | | |
| Oppenheimer Main Street Small & Mid Cap | | |
| Real Estate Securities | | |
| SmallCap Blend | | |
| SmallCap Growth II | | |
| SmallCap Value I | | |
| ***International Equity*** | | |
| AllianceBernstein International Value | | |
| Diversified International | | |
| Franklin Mutual Global Discovery Securities | | |
| International Emerging Markets | | |
| ***Specialty*** | | |
| Invesco Global Health Care | | |
| MFS® VIT Utilities | | |
| Van Eck Global Hard Assets | | |

| | | |
|---|---|---|
| **The sum of the percentages must equal 100%.** | | |

If the total percentage is less than 100%, or a selected Division is not available for the product requested on the application, any shortage will be allocated to Money Market.

* If allocated to Fixed Account and not requesting Scheduled Transfers, please explain: ______________________________

5. **Fixed DCA Account Allocation**

Net Premiums allocated to the Fixed DCA Account earn interest at rates we determine. Interest rates on the Fixed DCA Account will likely be higher than interest rates on the Fixed Account. Funds are only transferred out of the Fixed DCA Account on a monthly basis over a 6-month or 12-month period.

Only 1 Fixed DCA Account can be in effect and must be chosen at issue. The sum of the percentages for all the divisions must equal 100%.

- Select a DCA Duration: ☐ 6 Month ☐ 12 Month
- **Transfer from Fixed DCA Account to:**

| Division | Percent | Division | Percent |
|---|---|---|---|
| 1.________ | ____ % | 5.________ | ____ % |
| 2.________ | ____ % | 6.________ | ____ % |
| 3.________ | ____ % | 7.________ | ____ % |
| 4.________ | ____ % | 8.________ | ____ % |

Allocation Percentages under the Fixed DCA Account will move to the Money Market Division for any premiums or Monthly Policy Charges effective after the DCA Duration.

6. **Scheduled Transfer Options:** You may choose Scheduled Transfers (Dollar Cost Averaging) and/or Automatic Portfolio Rebalancing. The sum of the percentages for all the divisions must equal 100%. (Whole Percentages Only)

Refer to the product prospectus for scheduled transfer limitations.

☐ Scheduled Transfers – Allows for the transfer of money between Divisions and/or Fixed Account on a scheduled basis.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually

Initial Transfer Date ____ / ____ / ______ (mm / dd / yyyy) (Not available on the 29th, 30th, or 31st of a month)

| Transfer Out (-) | | | Transfer In (+) | | |
|---|---|---|---|---|---|
| Division | Amount | Percent | Division | Amount | Percent |
| 1.______ | $ ____ | ____ % | 1.______ | $ ____ | ____ % |
| 2.______ | $ ____ | ____ % | 2.______ | $ ____ | ____ % |
| 3.______ | $ ____ | ____ % | 3.______ | $ ____ | ____ % |
| 4.______ | $ ____ | ____ % | 4.______ | $ ____ | ____ % |
| 5.______ | $ ____ | ____ % | 5.______ | $ ____ | ____ % |
| 6.______ | $ ____ | ____ % | 6.______ | $ ____ | ____ % |

☐ Automatic Portfolio Rebalancing - This feature allows for maintaining the investment allocation that was originally established. It allows for rebalancing annually, semi-annually, fiscal quarter or quarterly.

Select ONE option from each column. (Note: Rebalancing is not available for the Fixed Account.)

| Start Date | Frequency | Allocation Percentages |
|---|---|---|
| ☐ Based on Policy Date | ☐ Quarterly | ☐ Based on Premium Allocation |
| ☐ Future Date, beginning ____ / ____ / ______ (mm / dd / yyyy) | ☐ Semi-annually | ☐ Rebalance to these Divisions: |
| (Not available on the 29th, 30th, or 31st of a month) | ☐ Annually | Division / Percent |
| | ☐ Fiscal Quarter | 1. ________ ____ % |
| | | 2. ________ ____ % |
| | | 3. ________ ____ % |
| | | 4. ________ ____ % |
| | | 5. ________ ____ % |
| | | 6. ________ ____ % |

You may also elect to rebalance upon request if you contact the Home Office.

7. **Fraud Notices:**

**Arkansas:** Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

**Colorado:** It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

**District of Columbia:** WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

**Kentucky:** Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime.

**Maine / Tennessee / Washington:** WARNING: It is a crime to provide false, misleading, or incomplete information to an insurance company for the purpose of defrauding the company or any other person. Penalties include imprisonment and/or fines and denial of insurance benefits.

**New Jersey:** Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal or civil penalties.

**New Mexico:** Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

**Ohio:** Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

**Rhode Island:** Warning: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

8. **Signature**

I have read this application, which will be attached to and become a part of the policy, and have had the opportunity to read the prospectuses. I authorize the instructions in this application. I have been given the opportunity to ask questions regarding this policy, and they have been answered to my satisfaction. I understand the investment objectives of the Separate Accounts Divisions, Fixed Account and/or Fixed DCA Account for which I am applying and believe they fit with my investment objective(s). All of the statements in this application are true and complete to the best of my knowledge and belief and are the basis of any life insurance issued.

**POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT. THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER CONDITIONS SPECIFIED IN THE POLICY.**

| | |
|---|---|
| Print Name of Owner | Print Name of Joint Owner |
| Authorized Signature/Title of Authorized Person | 2nd Authorized Signature (if joint)/ Title of Authorized Person |

To be completed by the Registered Representative*:
*Registered Representative is an insurance agent.

Signed at ______________________ Signature ______________________
City State Date